Filed Pursuant to Rule 424(b)(2)
Registration No. 333-253882

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	12,305,918	(2)	(2)	(2)

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, the Registrant common stock offered hereby shall be deemed to cover additional securities to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents unsold securities included in Paramount Group, Inc.’s registration statement on Form S-3 (File No. 333-253882) pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, that had previously been registered under Paramount Group, Inc’s registration statement on Form S-3 (File No. 333-224646). The registration fees with respect to such securities were previously paid in connection with the filing of a prospectus supplement relating to such securities under a prior registration statement on December 14, 2015 and will continue to be applied to such unsold securities. Accordingly, no registration fee is due upon the filing of this prospectus supplement.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 4, 2021

PARAMOUNT GROUP, INC.

12,305,918 SHARES OF COMMON STOCK

This prospectus supplement is a supplement to the accompanying prospectus and relates to the possible issuance by us from time to time of up to 12,305,918 shares of our common stock to holders of common units of limited partnership interest, or “OP Units,” in Paramount Group Operating Partnership LP, our operating partnership, and any of their pledgees, donees, transferees or other successors in interest. We may only offer our common stock if the holders of these OP Units present them for redemption and we exercise our right to issue our common stock to them instead of paying a cash amount. The registration of the shares of our common stock covered by this prospectus supplement satisfies our contractual obligation to do so, but does not necessarily mean that any of the holders of OP Units will exercise their redemption rights or that upon any such redemption we will elect, in our sole and absolute discretion, to redeem some or all of the OP Units for shares of our common stock instead of paying a cash amount.

We will receive no cash proceeds from any issuance of the shares of our common stock covered by this prospectus supplement, but we will acquire additional OP Units in exchange for any such issuances. We will pay all registration expenses.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “PGRE.” The last reported sale price of our common stock on the NYSE on March 3, 2021 was $9.76 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 as well as the risk factors contained in documents Paramount Group, Inc. files with the Securities and Exchange Commission and which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 4, 2021

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or incorporated by reference herein or therein and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.

Prospectus Supplement

PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-3
REDEMPTION OF OP UNITS	S-4
COMPARISON OF OP UNITS AND COMMON STOCK	S-5
USE OF PROCEEDS	S-9
PLAN OF DISTRIBUTION	S-9
LEGAL MATTERS	S-9

Prospectus

You should read this prospectus supplement along with the accompanying prospectus. This prospectus supplement and the accompanying prospectus form one single document and both contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. If the information contained in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates.

PROSPECTUS SUPPLEMENT SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement before deciding whether to invest in our common stock.

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus supplement to the terms “we,” “us,” “our” and “our company” refer to Paramount Group, Inc., which we also refer to as “PGRE,” together with its subsidiaries, including Paramount Group Operating Partnership LP, which we also refer to as our “operating partnership.”

About Paramount Group, Inc.

Paramount Group, Inc. is a fully-integrated real estate investment trust (“REIT”) focused on owning, operating, managing, acquiring and redeveloping high-quality, Class A office properties in select central business district submarkets of New York City, and San Francisco. We conduct our business through, and substantially all our interests in properties and investments are held by, our operating partnership. As of December 31, 2020, our portfolio consisted of 13 Class A office properties aggregating approximately 12.9 million square feet that was 95.4% leased, primarily to office tenants. We are the sole general partner of, and owned approximately 91.3% of our operating partnership as of December 31, 2020.

We were incorporated in Maryland as a corporation on April 14, 2014 to continue the business of our Predecessor, and did not have any meaningful operations until the completion of our formation transactions and our initial public offering on November 24, 2014.

Our principal executive offices are located at 1633 Broadway, Suite 1801, New York, NY 10019 and our telephone number is (212) 237-3100. Our website address is www.paramount-group.com. The information included or referenced on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement.

The Offering

Securities offered	This prospectus supplement relates to the possible issuance by us of up to 12,305,918 shares of our common stock in exchange for OP Units tendered for redemption by one or more of the limited partners of our operating partnership pursuant to their contractual rights.

Pursuant to the partnership agreement of our operating partnership, holders of OP Units may tender their OP Units for a cash amount equal to the value of an equivalent number of shares of our common stock. In lieu of paying a cash amount, however, we may, at our option, choose to acquire any OP Units so tendered by issuing common stock in exchange for such OP Units. The common stock will be exchanged for OP Units on a one-for-one basis. This one-for-one exchange ratio may be adjusted to prevent dilution.

The OP Units were issued by our operating partnership on November 24, 2014 in connection with our formation transactions and, under the terms of the partnership agreement, became redeemable 14 months after the issuance date of such OP Units (i.e., January 24, 2016). The registration of the shares of our common stock covered by this prospectus supplement satisfies our contractual obligation to do so, but does not necessarily mean that any of the holders of OP Units will exercise their redemption rights or that upon any such redemption we will elect, in our sole and absolute discretion, to redeem some or all of the OP Units for shares of our common stock instead of paying a cash amount.

Use of proceeds	We will receive no cash proceeds from any issuance of the shares of our common stock covered by this prospectus supplement, but we will acquire additional OP Units of our operating partnership in exchange for any such issuances. We will pay all registration expenses.

NYSE symbol	“PGRE”

Risk factors	Before investing in our common stock, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-3 of this prospectus supplement and all other information appearing elsewhere and in the documents incorporated herein by reference, including documents we file with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) Paramount Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and (ii) documents Paramount Group, Inc. files with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement.

REDEMPTION OF OP UNITS

OP Unit Redemption Procedures

The following description of the redemption provisions of the OP Units is only a summary of such provisions, and holders of OP Units should carefully review the rest of this prospectus supplement and the accompanying prospectus, and the documents we incorporate by reference as exhibits to this prospectus supplement and such accompanying prospectus, particularly our charter, our bylaws and the partnership agreement of Paramount Group Operating Partnership LP, for more complete information.

The OP Units were issued by our operating partnership on November 24, 2014 in connection with our formation transactions and, under the terms of the partnership agreement, became redeemable 14 months after the issuance date of such OP Units (i.e., January 24, 2016). The registration of the shares of our common stock covered by this prospectus supplement satisfies our contractual obligation to do so (see “—Registration Rights”), but does not necessarily mean that any of the holders of OP Units will exercise their redemption rights or that upon any such redemption we will elect, in our sole and absolute discretion, to redeem some or all of the OP Units for shares of our common stock instead of paying a cash amount.

On or before the close of business on the fifth business day after we receive a notice of redemption, we may, in our sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our articles of incorporation and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered OP Units from the tendering partner in exchange for shares of our common stock, based on an exchange ratio of one share of our common stock for each OP Unit (subject to anti-dilution adjustments provided in the partnership agreement).

If we exercise our right to issue shares of common stock in exchange for OP Units, such exchange will generally be treated as a taxable sale by the holders of such OP Units for U.S. federal income tax purposes. For a further discussion of U.S. federal income tax considerations, see “Certain United States Federal Income Tax Considerations—Exchange of Operating Partnership Units” in the accompanying prospectus. Following the exchange of OP Units for shares of common stock, the holder will have the rights as a stockholder of our company, including the right to receive dividends, if, when and as declared, from the time the shares of common stock were acquired.

To effect a redemption, each holder of these OP Units must give our operating partnership a notice of redemption. The redemption rights are subject to specific limitations contained in the partnership agreement of our operating partnership, including, without limitation:

•	the exchange must not cause the tendering holder of OP Units or any other person to violate the ownership limits set forth in our charter or any other provision of our charter; and

•	unless we otherwise consent, the exchange must be for at least 1,000 OP Units, or, if the tendering holder holds less than 1,000 OP Units, all of the OP Units held by the tendering holder.

Registration Rights

We have filed this prospectus supplement pursuant to our obligations under a registration rights agreement, dated November 6, 2014, that we entered into with persons who received OP Units in our formation transactions, including certain members of our senior management team and our other continuing investors. The agreement requires us to register with the SEC all of the shares of our common stock that such persons may receive in exchange for such OP Units and to maintain the effectiveness of such registration, subject to certain exceptions. We have agreed to indemnify the persons receiving registration rights against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended, or to contribute to the payments such persons may be required to make in respect thereof. We have also agreed to bear all expenses incident to registering the shares, except such expenses shall not include any underwriting fees, discounts, commissions, taxes, legal fees or other expenses incurred by the persons exercising their registration rights. Any party to the agreement may transfer its rights under this agreement to any other person who acquires shares of our common stock issued in exchange for OP Units from such party.

COMPARISON OF OP UNITS AND COMMON STOCK

The information below highlights a number of the significant differences between the OP Units and our common stock, including, among other things, the nature of the investment, voting rights, distributions and dividends, liquidity and transferability, liquidation rights, redemption rights and certain tax matters. These comparisons are intended to assist holders of OP Units in understanding how their investment changes if they exchange their OP Units for shares of our common stock.

This discussion is summary in nature and does not constitute a complete discussion of these matters, and holders of OP Units should carefully review the rest of this prospectus supplement, the accompanying prospectus and the registration statement of which the prospectus is a part, and the documents we incorporate by reference as exhibits to such registration statement, particularly our charter, our bylaws and the partnership agreement of Paramount Group Operating Partnership LP, for additional important information. This discussion, to the extent it constitutes a summary of our charter, our bylaws or the partnership agreement of Paramount Group Operating Partnership LP, is qualified entirely by reference to those documents, and to the extent that this discussion addresses certain tax matters this discussion is qualified entirely by the discussion set forth in the “Certain United States Federal Income Tax Considerations” section in the accompanying prospectus, and by any supplemental filings that may update such discussion in the accompanying prospectus.

OP Units	Common Stock

Nature of Investment

The OP Units constitute limited partnership interests in Paramount Group Operating Partnership LP, a Delaware limited partnership.	The shares of common stock constitute equity securities in Paramount Group, Inc., a Maryland corporation.

Voting Rights

Under the partnership agreement, OP Unit holders have voting rights as limited partners only with respect to certain limited matters, such as certain types of amendments to the partnership agreement.

In addition, the affirmative vote or consent of a majority in interest of the OP Units held by limited partners (other than our company and certain related parties) will be necessary for any merger, consolidation or other combination of the general partner with or into another person, or sale of all or substantially all of its assets that results in a change of control of the general partner unless (1) the holders of OP Units are entitled to receive for each unit an amount of consideration equal to that paid for each share of common stock, (2) the general partner survives the transaction and holders of common stock are not entitled to any consideration in such transaction other than retaining their shares of common stock or (3) following such transaction our operating partnership or the surviving partnership owns substantially all of the assets of the surviving entity and the limited partners maintain similar rights, preferences and privileges in the operating partnership or surviving partnership. With respect to the exercise of the above described voting rights, a holder of OP Units will be entitled to one vote per unit.

Each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of our stockholders, including the election of directors.

Holders of our common stock have the right to vote on, among other things, a merger of PGRE, amendments to the PGRE charter and the dissolution of PGRE. Certain amendments to our charter require the affirmative vote of not less than two-thirds of votes entitled to be cast on the matter. Our charter permits our board of directors to classify and issue capital stock in one or more series having voting power which may differ from that of our common stock.

Under our charter and bylaws, a consolidation, merger, share exchange, transfer of all or substantially all of our assets or the dissolution of PGRE requires the affirmative vote of a majority of all the votes entitled to be cast by stockholders on the matter.

Distributions/Dividends

Holders of OP Units are entitled to receive cash distributions in an amount determined by the general partner in its sole and absolute discretion. Distributions shall be made to holders of OP Units in accordance with their respective percentage interests in our operating partnership.

In no event may a holder of OP Units receive a distribution of cash with respect to an OP Unit if such holder is entitled to receive a cash distribution as the holder of record of a share of our common stock for which all or part of such OP Unit has been or will be exchanged.

Holders of our common stock are entitled to receive dividends when and as authorized by our board of directors and declared by us out of funds legally available therefor.

Under the REIT rules, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (A) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (B) 90% of the income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. See “Classification and Taxation of Paramount Group, Inc. as a REIT—Annual Distribution Requirements Applicable to REITs” within the “Certain United States Federal Income Tax Considerations” section in the accompanying prospectus.

Liquidity and Transferability/Redemption at Holder’s Option

There is no public market for the OP Units and the OP Units are not listed on any securities exchange. Transfers of OP Units are subject to a number of restrictions contained in the partnership agreement, including restrictions on transfers to persons other than qualified transferees.

Holders of OP Units maintain a right to redeem their units. At any time after the OP Units shall have been outstanding for at least 14 months, each holder of OP Units has the right to require our operating partnership to redeem the OP Units held by such limited partners in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The cash redemption amount per OP Unit would be based on the market price of our common stock at the time of redemption. The number of shares of our common stock issuable upon redemption of OP Units held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations.

Our common stock is listed on the New York Stock Exchange under the symbol “PGRE.” Transfers of our common stock are subject to the ownership limits and the foreign ownership limit set forth in our charter as such limits may be changed by our board of directors. Our common stock is not redeemable or convertible at the option of the holder.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, any remaining assets shall be distributed to the partners to the extent of the positive balance of the capital account of each partner.

Holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential liquidation rights of any other class or series of our stock.

Redemption at Our Option
The OP Units may not be redeemed by the general partner.	Our common stock is not subject to redemption.
Certain U.S. Federal Income Tax Matters

The operating partnership itself generally is not required to pay U.S. federal income taxes. Instead, each holder of OP Units includes its allocable share of partnership taxable income or loss in determining its individual U.S. federal income tax liability.

A unitholder’s ability to deduct its allocable share of operating partnership losses, if any, may be limited under applicable provisions of the Code, including for certain taxpayers the “at-risk,” “passive activity” and “excess business losses” limitations. A substantial portion of a unitholder’s share of operating partnership income is expected to be treated as passive activity income, so that a unitholder subject to the “passive activity” rules may be able to offset such income with losses from other investments that constitute “passive activities.”

A substantial portion of the operating partnership’s income is expected to include “qualified business income.” A non-corporate taxpayer may be able to deduct up to 20% of its allocable share of such qualified business income, subject to certain limitations.

Partnership cash distributions are generally not taxable to a holder of OP Units except to the extent they exceed the holder’s basis in its partnership interest, which will include such holder’s allocable share of the debt of the partnership.

Holders of OP units generally are required to file state income tax returns and/or pay state income taxes in the states in which our operating partnership owns property, even if they are not residents of those states.

Non-U.S. holders of units are generally considered to be engaged in a U.S. trade or business on account of their ownership of OP Units. As a result, such holders are generally required to file U.S. federal income tax returns that include their allocable share of our operating partnership’s income that is effectively connected to its U.S. trade or business. We generally will withhold 21%-37% of a non-U.S. holder’s share of our operating partnership’s taxable income. If a non-U.S. holder sells or otherwise disposes of its OP Units in a taxable transaction, any gain attributable to U.S. real property interests or a U.S. trade or business (which may comprise all or substantially all of any gain) will generally be subject to tax as effectively connected income.

As long as we qualify as a REIT, we generally may avoid U.S. federal income tax by distributing our taxable income and gains to our shareholders. Distributions of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. stockholders as ordinary income. Such dividends will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations and generally will not be eligible for treatment as “qualified dividend income” for individual U.S. stockholders. However, a non-corporate U.S. stockholder may be able to deduct 20% of the ordinary income dividends received from us for the taxable year, with such deduction scheduled to expire for taxable years beginning after December 31, 2025.

Distributions that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year.

Distributions in excess of current and accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. stockholder’s adjusted basis in his common stock, with the excess taxed as capital gain.

Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. Stockholders may not include in their own income tax returns any of our losses.

Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence solely as a result of their ownership of our shares.

Non-U.S. stockholders are not generally considered to be engaged in a U.S. trade or business solely on account of their ownership of our shares. Non-U.S. stockholders generally will be subject to 30% U.S. withholding tax with respect to distributions paid out of our earnings and profits (other than capital gain dividends not attributable to gain from the sale or exchange of U.S. real property interests), and we generally expect to withhold at least 30% of any distribution. Gain recognized by a non-U.S. stockholder from the sale or other disposition of our common shares should not be subject to U.S. federal income tax.

Non-U.S. stockholders subject to withholding under the “Foreign Account Tax Compliance Act,” or “FATCA,” will be subject to 30% withholding on our dividends.

Special and/or different rules may apply to non-U.S. stockholders that are “qualified foreign pension funds” or “qualified shareholders” for U.S. federal income tax purposes or are otherwise subject to special tax treatment under the Code, whose ownership of our common stock exceeds 10% during certain periods, who enter into certain “wash sales” of our stock prior to a distribution attributable to gain from sales or exchanges of U.S. real property interests, who may benefit from the application of an income tax treaty between the United States in the Non-U.S. shareholder’s country of residence, who are engaged in a trade or business in the United States or who are individuals present in the United States for at least 183 days during the taxable year. Different rules also could apply if our common stock is not regularly traded on an established securities market in the United States. See “Taxation of Stockholders and Potential Considerations Relating to Their Investment in Shares of Common Stock or Preferred Stock—Taxation of Non-U.S. Stockholders” within the “Certain United States Federal Income Tax Considerations” section in the accompanying prospectus.

USE OF PROCEEDS

We will receive no cash proceeds from any issuance of the shares of our common stock covered by this prospectus supplement, but we will acquire additional OP Units of our operating partnership in exchange for any such issuances.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the possible issuance by us from time to time of up to 12,305,918 shares of our common stock to holders of OP Units and any of their pledgees, donees, transferees or other successors in interest. We may only offer our common stock if the holders of these OP Units present them for redemption and we exercise our right to issue our common stock to them instead of paying a cash amount. The registration of the shares of our common stock covered by this prospectus supplement satisfies our contractual obligation to do so, but does not necessarily mean that any of the holders of OP Units will exercise their redemption rights or that upon any such redemption we will elect, in our sole and absolute discretion, to redeem some or all of the OP Units for shares of our common stock instead of paying a cash amount.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP.

Prospectus

PARAMOUNT GROUP, INC.

Common Stock

Preferred Stock

Stock Purchase Contracts

Depositary Shares

Warrants

Paramount Group, Inc. may offer to sell from time to time common stock, preferred stock, stock purchase contracts, and warrants. Preferred stock purchase rights may be attached to shares of common stock of Paramount Group, Inc. The preferred stock of Paramount Group, Inc. may either be sold separately or represented by depositary shares and may be convertible into common stock or preferred stock of another series. Selling security holders may from time to time offer to sell common stock, preferred stock, stock purchase contracts, and warrants of Paramount Group, Inc. under this prospectus.

The common stock, preferred stock, stock purchase contracts, depositary shares and warrants of Paramount Group, Inc. may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

This prospectus may also be used to offer shares of common stock to be issued to limited partners of Paramount Group Operating Partnership LP in exchange for common units of limited partnership interest (“OP Units”) in Paramount Group Operating Partnership LP or to cover the resale of securities by one or more selling security holders.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time Paramount Group, Inc. or selling security holders sells securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered, the specific manner in which the securities will be offered and the identity of any selling security holders. The prospectus supplement will also contain information, where appropriate, about certain material United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Paramount Group, Inc. or selling security holders may offer the securities directly to investors, through agents designated from time to time by Paramount Group, Inc. or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 61. We will not receive any of the proceeds from the sale of securities by the selling security holders.

The common stock of Paramount Group, Inc. is listed on the New York Stock Exchange, or the NYSE, under the symbol “PGRE.” On March 3, 2021, the last reported sale price of our common stock on the NYSE was $9.76 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 2 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 4, 2021.

i

PROSPECTUS SUMMARY

About this Prospectus

This prospectus is part of a “shelf” registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Paramount Group, Inc. and/or selling security holders are registering an unspecified amount of common stock, preferred stock, stock purchase contracts, depositary shares and warrants, and may sell such securities, at any time and from time to time, in one or more offerings.

As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, the terms “we,” “us,” and “our” refer to Paramount Group, Inc., a Maryland corporation, individually or together with its subsidiaries, including Paramount Group Operating Partnership LP, a Delaware limited partnership. Paramount Group Operating Partnership LP is the entity through which Paramount Group, Inc. conducts substantially all of its business and owns substantially all of its assets. In addition, we also refer to Paramount Group Operating Partnership LP as “our operating partnership,” and Paramount Group, Inc. as “our company” or “PGRE.”

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

About Paramount Group, Inc.

Paramount Group, Inc. is a fully-integrated real estate investment trust (“REIT”) focused on owning, operating, managing, acquiring and redeveloping high-quality, Class A office properties in select central business district submarkets of New York City and San Francisco. We conduct our business through, and substantially all our interests in properties and investments are held by, our operating partnership. As of December 31, 2020, our portfolio consisted of 13 Class A office properties aggregating approximately 12.9 million square feet that was 95.4% leased. We are the sole general partner of, and owned approximately 91.3% of our operating partnership as of December 31, 2020.

We were incorporated in Maryland as a corporation on April 14, 2014 to continue the business of our predecessors, and did not have any meaningful operations until the completion of our formation transactions and our initial public offering on November 24, 2014.

Our principal executive offices are located at 1633 Broadway, Suite 1801, New York, NY 10019 and our telephone number is (212) 237-3100.

Additional information regarding Paramount Group, Inc., including audited financial statements and descriptions of Paramount Group, Inc., is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 5 of this prospectus.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. We caution investors that any such forward-looking statements presented in this prospectus or any of the documents incorporated by reference, or which management may make orally or in writing from time to time, are based on beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result,” “should,” “will” and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected by the forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. Accordingly, investors should use caution in relying on forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the negative impact of the coronavirus 2019 (“COVID-19”) global pandemic on the U.S., regional and global economies and our tenants’ financial condition and results of operations;

•	unfavorable market and economic conditions in the United States, including New York City and San Francisco, and globally;

•	risks associated with our high concentrations of properties in New York City and San Francisco;

•	risks associated with ownership of real estate;

•	decreased rental rates or increased vacancy rates;

•	the risk we may lose a major tenant;

•	trends in the office real estate industry including telecommuting, flexible work schedules, open workspaces and teleconferencing;

•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

•	intense competition in the real estate market that may limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities;

•	insufficient amounts of insurance;

•	uncertainties and risks related to adverse weather conditions, natural disasters and climate change;

•	risks associated with actual or threatened terrorist attacks;

•	exposure to liability relating to environmental and health and safety matters;

•	high costs associated with compliance with the Americans with Disabilities Act;

•	failure of acquisitions to yield anticipated results;

•	risks associated with real estate activity through our joint ventures and private equity real estate funds;

•	general volatility of the capital and credit markets and the market price of our common stock;

•	exposure to litigation or other claims;

•	loss of key personnel;

•	risks associated with security breaches through cyber attacks or cyber intrusions and other significant disruptions of our information technology (IT) networks and related systems;

•	risks associated with our substantial indebtedness;

•	failure to refinance current or future indebtedness on favorable terms, or at all;

•	failure to meet the restrictive covenants and requirements in our existing debt agreements;

•	fluctuations in interest rates and increased costs to refinance or issue new debt;

•	risks associated with variable rate debt, derivatives or hedging activity;

•	risks associated with the market for our common stock;

•	regulatory changes, including changes to tax laws and regulations;

•	failure to qualify as a REIT;

•	compliance with REIT requirements, which may cause us to forgo otherwise attractive opportunities or liquidate certain of our investments; or

•

the other risk factors identified in our most recently filed Annual Report on Form 10-Ks, including those described under the caption “Risk Factors,” and our other reports filed from time to time with the SEC and any prospectus supplement.

The risks included herein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Paramount Group, Inc. is subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

Paramount Group, Inc. has a website located at http://www.paramount-group.com. The information on this website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. The SEC file number of Paramount Group, Inc. is 001-36746. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

•	Paramount Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 10, 2021;

•

the description of Paramount Group, Inc. common stock contained in Paramount Group, Inc.’s Registration Statement on Form 8-A, filed on November 14, 2014, including any amendments and reports filed for the purpose of updating such description, as updated by Exhibit 4.2 to Paramount Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 10, 2021; and

•	Paramount Group, Inc.’s Current Report on Form 8-K, filed on February 5, 2021.

All documents filed by Paramount Group, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

Paramount Group, Inc.

1633 Broadway, Suite 1801

New York, NY 10019

Attention: Investor Relations

(212) 237-3100

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or the date of the applicable documents.

USE OF PROCEEDS

Paramount Group, Inc. is required by the terms of the partnership agreement of Paramount Group Operating Partnership LP to contribute the net proceeds of any sale of common stock, preferred stock, stock purchase contracts, depositary shares or warrants to Paramount Group Operating Partnership LP in exchange for securities of Paramount Group Operating Partnership LP with economic interests that are substantially similar to the securities issued by Paramount Group, Inc.

Unless we provide otherwise in a supplement to this prospectus, following Paramount Group, Inc.’s contribution of any net proceeds to Paramount Group Operating Partnership LP, we intend to use the net proceeds from our sale of the securities covered by this prospectus for one or more of the following:

•	the acquisition, development, redevelopment and improvement of properties;

•	the repayment of debt;

•	capital expenditures;

•	working capital; and

•	other general corporate or business purposes.

We will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF COMMON STOCK OF PARAMOUNT GROUP, INC.

The following is a summary of the material terms and provisions of Paramount Group, Inc. common stock. It may not contain all the information that is important to you. You can access complete information by referring to the charter and bylaws of Paramount Group, Inc. and the Maryland General Corporation Law, or MGCL. The charter and bylaws are incorporated by reference into this prospectus, and the following summary is qualified in its entirety by reference to such documents.

General

Our charter provides that we may issue 900,000,000 shares of our common stock, $0.01 par value per share, referred to as common stock, and 100,000,000 shares of preferred stock, $0.01 par value per share, referred to as preferred stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of our stock. As of February 18, 2021, there were 218,954,597 shares of our common stock outstanding, and no shares of preferred stock issued and outstanding.

Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our charter restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. In contested elections, directors are elected by a plurality of all of the votes cast in the election of directors and in uncontested elections, a director is elected if he or she receives more votes for his or her election than votes against.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters, except that the provisions of our charter relating to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the vote required to amend these provisions may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because substantially all of our assets are held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of our common or preferred stock into one or more classes or series of stock. Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

Our charter authorizes our board of directors to, without stockholder approval, amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of our common or preferred stock, and to classify unissued shares of our preferred stock, or reclassify unissued shares of our common stock or preferred stock, and thereafter to issue such classified or reclassified shares of stock. These charter provisions will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of our common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and Our Charter and Bylaws—Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership and Transfer

Ownership Limit

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first taxable year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our stock (after taking into account certain options to acquire shares of stock) may be owned, directly or indirectly or through application of certain attribution rules by five or fewer “individuals” (as defined in the Code to include certain entities, such as private foundations) at any time during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock that are, among other things, intended to assist us in complying with these requirements and to continue to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually own or be deemed to own by virtue of the applicable constructive ownership provisions, more than 6.50% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or 6.50% in value of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of our stock that are not treated as outstanding for U.S. federal income tax purposes. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below, and, if appropriate in the context, any person or entity that would have been the record owner of such shares, is referred to as a “prohibited owner.”

The applicable constructive ownership rules under the Code are complex and, for instance, may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned constructively by one individual or entity. As a result, the acquisition of less than 6.50% in value of our outstanding stock or less than 6.50% in the value or number of our outstanding common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 6.50% of our outstanding stock or in excess of 6.50% in the value or number of our outstanding common stock and thereby violate the applicable ownership limit.

Our charter provides that our board of directors may, prospectively or retroactively, waive the ownership limit with respect to a particular stockholder and establish or increase a different limit on ownership for such stockholder. As a condition to granting such waiver, our board of directors may require, among other things, the stockholder receiving such waiver to make certain representations, warranties and covenants related to our ability to qualify as a REIT. In addition, our board of directors may require an opinion of counsel or Internal Revenue Service (“IRS”) ruling, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our qualification as a REIT. Our board of directors may impose such other conditions or restrictions as it deems appropriate in connection with such a waiver, or create a different ownership limit for a stockholder. In connection with our formation transactions, our board of directors has granted waivers to the lineal descendants of Professor Dr. h.c. Werner Otto, their spouses and controlled entities to own up to 21.0% of our outstanding common stock in the aggregate (which can be automatically increased to an amount greater than 21.0% to the extent that their aggregate ownership exceeds such percentage solely as a result of a repurchase by us of our common stock). We do not expect that the issuance of these waivers will adversely affect our ability to qualify as a REIT.

Our charter further prohibits:

•	any person from owning shares of our stock to the extent such ownership would result in our failing to qualify as a REIT;

•

any person from transferring shares of our stock, commencing on the date on which shares of our stock are beneficially owned by 100 or more persons within the meaning of Section 856(a)(5) of the Code, if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

•

commencing on the last day of the first half of the second taxable year for which we elected to be taxable as a REIT, any person from owing shares of our stock to the extent such ownership would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

•	any person from owning shares of our stock to the extent such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the

Code to fail to qualify as such (provided that we have waived this limitation with respect to the Otto family and other persons who are deemed to own shares held by the Otto family for purposes of determining whether any of our income would fail to qualify as “rents for real property”); and

•

during the period commencing on May 17, 2019 and ending on the first day that our board of directors determines that it is no longer in our best interests to attempt to, or continue to, qualify as a “domestically-controlled qualified investment entity” (the “DCR Limitation Period”), any person from directly or indirectly owning shares of our stock as a result of a transfer or other event occurring during the DCR Limitation Period to the extent such ownership would, upon the occurrence of such transfer or other event, cause the direct or indirect ownership (for purposes of Section 897(h)(4)(B) of the Code) of our stock by Non-U.S. Persons (as defined below) to exceed 49.8% of the value of our outstanding stock or such other limit that is subsequently approved by our board of directors for this purpose (as described in more detail below under “Foreign Ownership Limit”).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limitation provisions or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer or other event on our qualification as a REIT or on our status as a domestically controlled qualified investment entity.

The ownership limitation provisions and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with any such restriction or limitation is no longer required for REIT qualification.

Pursuant to our charter, if any purported transfer of our stock or any other event otherwise would result in any person violating the ownership limits or other restrictions described above, then that number of shares in excess of the ownership limit or causing a violation of one of the other restrictions (other than the 100 person limit addressed below) (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee, held in trust for the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our failing to qualify as a REIT, then our charter provides that the transfer of shares resulting in such violation will be void, and the intended transferee will acquire no rights in the shares. If, however, any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be automatically void and of no force or effect and the intended transferee will acquire no rights in the shares.

The trustee must sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or any of the other restrictions on ownership and transfer of our stock; provided that the right of the trustee to sell the shares will be subject to the rights of any person or entity to purchase such shares from the trust that we establish by an agreement entered into prior to the date the shares are transferred to the trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate, and the trustee must distribute to the prohibited owner an amount equal to the lesser of: (a) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the fair market value of such shares on the day of the transfer or other event that resulted in the transfer of such shares to the trust), as determined under our charter, and (b) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividends and other distributions paid to the prohibited owner and owed by the prohibited owner before our discovery that the shares had been transferred to the trust and that is owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to the trust, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares and may also exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer or other event has taken place that would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer or other event.

Following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of any class or series of our stock, upon request following the end of each of our taxable years, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns, a description of the manner in which the shares are held, and whether or not such owner is a Non-U.S. Person (as defined below). Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our qualification as a REIT or status as a domestically controlled qualified investment entity and to ensure compliance with the ownership limitation provisions. In addition, any person or entity that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request, provide in writing to us such information as we may request in good faith in order to determine our qualification as a REIT or status as a domestically controlled qualified investment entity and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

Foreign Ownership Limit

As noted above, our charter contains a foreign ownership limit (the “Foreign Ownership Limit”). The Foreign Ownership Limit is intended to help us qualify as a “domestically controlled qualified investment entity.”

The Foreign Ownership Limit contained in our charter prohibits persons from directly or indirectly owning shares of our capital stock to the extent such ownership would cause more than 49.8% of the value of the shares of our capital stock to be owned, directly or indirectly, by Non-U.S. Persons. For this purpose, a “Non-U.S. Person” is defined as a person other than a “United States person,” as defined in Section 7701(a)(30) of the Code (a “U.S. Person”), and it includes a “foreign person” as such term is used in the provision of the Code defining a domestically controlled qualified investment entity. In this regard, if our stock is held by a qualified investment entity (i.e., generally a REIT or certain regulated investment companies (each, a “RIC”)), any class of stock of which is publicly traded or which is a RIC that issues redeemable securities (within the meaning of section 2 of the Investment Company Act of 1940, as amended) (a “publicly-traded qualified investment entity”) and such publicly-traded qualified investment entity is not itself a domestically controlled qualified investment entity, such entity shall be treated as a Non-U.S. Person. Conversely, to the extent our capital stock is held by a publicly-traded qualified investment entity that does qualify as a domestically controlled qualified investment entity, such stock will be considered as held in its entirety by a U.S. Person. The value of our outstanding shares of capital stock will be determined by our board in good faith, which determination will be conclusive for purposes of the Foreign Ownership Limit.

The constructive trust provisions used in the traditional REIT qualification ownership limits will also be used in connection with enforcing the Foreign Ownership Limit, as described above.

Under the Code, pursuant to certain FIRPTA provisions enacted under the Protecting Americans from Tax Hikes Act of 2015 in December of 2015, for purposes of determining whether we qualify as a domestically controlled qualified investment entity, we may treat any person who owns less than 5% of the outstanding shares of our common stock as a U.S. Person (i.e., not a foreign person) unless we have actual knowledge that such person is not a U.S. Person. However, the Foreign Ownership Limit will apply based on the value of the shares of our capital stock owned by Non-U.S. Persons as defined in our charter, which would include Non-U.S. Persons that own less than 5% of the outstanding shares of our common stock, whether or not we have actual knowledge that such owner is not a U.S. Person. Utilizing this approach will help assist us in not exceeding 50% or more foreign ownership. As a result, under the charter, a Non-U.S. Person may invest in us without knowledge that the Foreign Ownership Limit has been exceeded. The existence of Non-U.S. Persons who, directly or indirectly, own less than 5% of the outstanding shares of our common stock and are not known to us, and may also not be known to other Non-U.S. Persons acquiring shares of our common stock, may nevertheless result in shares of our common stock that otherwise would have been acquired by a Non-U.S. Person being transferred automatically to the charitable trust described above. Under our charter, the last person whose acquisition of direct or indirect ownership of shares of our capital stock (or who engaged in another event) that would have resulted in the Foreign Ownership Limit being exceeded will have the shares causing such violation placed in the charitable trust whether or not that person’s ownership of our capital stock was discovered by us before or after the direct or indirect ownership of other Non-U.S. Persons. To help assist us in administering the Foreign Ownership Limit, under our charter, stockholders are required to notify us in writing of any acquisition or intended acquisition of direct or indirect ownership of our common stock that will or may violate the Foreign Ownership Limit and will also be required to provide such other information as we may request in order to determine the effect of any such transfer or non-transfer event on our status as a domestically controlled qualified investment entity. In addition, stockholders who own 5% or more of the outstanding shares of our common stock are required to provide us with certain information regarding their stock ownership, including whether the stockholder or any of its direct or indirect owners constitute a Non-U.S. Person.

Our board has the right to discontinue the Foreign Ownership Limit at any time. Our charter also gives our board the right to establish a successor Foreign Ownership Limit in the future if deemed by our board based in whole or in part on the advice of tax counsel to be necessary or appropriate in light of changes in applicable law, regulations, or the interpretation thereof (including, without limitation, changes to the Code, applicable final and temporary Treasury regulations, judicial decisions and administrative rulings and practice, including private letter rulings) to assist us in qualifying as a domestically controlled qualified investment entity. Any successor Foreign Ownership Limit approved by our board would not be effective until the next business day after a certificate of notice setting forth such successor Foreign Ownership Limit is filed with the State Department of Assessments and Taxation in Maryland and would not apply to transfers or other events occurring prior to its effectiveness except to the extent the original Foreign Ownership Limit (or previously effective successor Foreign Ownership Limit) would have resulted in the same treatment.

The ownership limits and the Foreign Ownership Limit could delay, defer or prevent a transaction or a change of control of our company.

Listing

Our common stock is listed on the NYSE under the symbol “PGRE.”

Transfer Agent and Registrar

The transfer agent and registrar for the shares of our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK OF PARAMOUNT GROUP, INC.

The following description summarizes the material provisions of the preferred stock we may offer. This description is not complete and is subject to, and is qualified entirely by reference to our charter, bylaws and the applicable provisions of the MGCL. Any series of preferred stock we issue will be governed by our charter (as amended and in effect as of the date of such issuance).

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued. No shares of our preferred stock are presently outstanding. The specific terms of any series of preferred stock offered hereunder will be described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS OF PARAMOUNT GROUP, INC.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF DEPOSITARY SHARES OF PARAMOUNT GROUP, INC.

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of common stock or another series of preferred stock; or

•

there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of our company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS OF PARAMOUNT GROUP, INC.

Paramount Group, Inc. may issue warrants for the purchase of Paramount Group, Inc.’s preferred stock or common stock by this prospectus. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to the stockholders of Paramount Group, Inc. and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	their aggregate number;

•	the price or prices at which we will issue them;

•	the designation, number and terms of the preferred stock or common stock that can be purchased upon exercise of them;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which they and the related preferred stock or common stock, if any, will be separately transferable;

•	the price at which each share of preferred stock or common stock that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise them shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants.

MATERIAL PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following description is qualified entirely by reference to our charter and bylaws and the applicable provisions of Maryland law.

Number of Directors; Vacancies

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL, which is one and, unless our bylaws are amended, more than nine.

Pursuant to an election made by the board of directors under Subtitle 8 of Title 3 of the MGCL, our charter and bylaws provide that any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Annual Elections; Majority Voting

Each of our directors will be elected by our stockholders to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in a contested election, directors are elected by a plurality of all of the votes cast in the election of directors, and in an uncontested election, a director is elected if he or she receives more votes for his or her election than votes against his or her election.

Removal of Directors

Our charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. “Cause” is defined in our charter to mean conviction of a director of a felony or a final judgment of a court of competent jurisdiction holding that a director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter and for cause and (2) filling the vacancies created by such removal with their own nominees.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our chairman of the board, our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years following the most recent date on which the interested stockholder became an interested stockholder. Maryland law defines an interested stockholder as:

•

any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. In addition, a person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combinations between us and any other person or entity from the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt any resolution inconsistent with any such resolution (including an amendment to that bylaw provision), with the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock. However, we cannot assure you that our board of directors will not recommend to stockholders that the board of directors alter or repeal this resolution in the future. However, an alteration or repeal of the resolution described above will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (a) a person who makes or proposes to make a control share acquisition; (b) an officer of the corporation; or (c) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares acquired or to be acquired in the control share acquisition. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless these specific appraisal rights are eliminated under the charter or bylaws.

The control share acquisition statute does not apply to: (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This bylaw provision may be amended only by our board of directors with the affirmative vote of a majority of the votes cast on such an amendment by holders of outstanding shares of our common stock.

Appraisal Rights

The MGCL provides that stockholders may exercise appraisal rights unless appraisal rights are eliminated under a company’s charter. Our charter generally eliminates all appraisal rights of stockholders.

Subtitle 8

Under Subtitle 8 of Title 3 of the MGCL, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three directors who are not officers or employees of the corporation, and who are not affiliated with a person who is seeking to acquire control of the corporation, may elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board requirement;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•

a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

•	a requirement for the calling of a special meeting of stockholders only at the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast in the election of directors for the removal of any director from the board, which removal also requires cause, (b) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, (c) provide that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and (d) require, unless called by the chairman of our board of directors, chief executive officer, president or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. We have elected to be subject to the provision of Subtitle 8 requiring that any vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors for the remainder of the full term of the class of directors in which the vacancy occurred, and until a successor is duly elected and qualifies. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to one or more of the other provisions of Subtitle 8.

Amendments to Our Charter and Bylaws

Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in our charter, our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The provisions of our charter relating to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the vote required to amend these provisions, may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. Our board of directors, without stockholder approval, has the power under our charter to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify any unissued shares of our preferred stock, or reclassify any unissued shares of our common stock or preferred stock, into one or more classes or series of stock and set the terms of such newly classified or reclassified shares.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, except the following bylaw provisions, each of which may be amended only by our board of directors with the affirmative vote of a majority of the votes cast on such amendment by holders of outstanding shares of our common stock:

•	provisions opting out of the control share acquisition provisions of the MGCL; and

•

provisions prohibiting our board of directors without the approval of a majority of the votes cast by holders of outstanding shares of our common stock, from revoking, altering or amending any resolution, or adopting any resolution inconsistent with any previously-adopted resolution of our board of directors, that exempts any business combination between us and any other person or entity from the business combination provisions of the MGCL.

Transactions Outside the Ordinary Course of Business

We generally may not merge with or into or consolidate with another company, sell all or substantially all of our assets or engage in a statutory share exchange or convert unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Dissolution of Our Company

The voluntary dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders must be held at a date, time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our chief executive officer, our president or our board of directors. Additionally, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	by or at the direction of our board of directors;

•

by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures and provided the information and certifications required by the advance notice procedures set forth in our bylaws; or

•	to the extent required by applicable law, by the persons and subject to the applicable requirements set forth therein; and

•

with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made, provided that the meeting has been called for the purpose of electing directors, only:

•	by or at the direction of our board of directors; or

•

by a stockholder that has requested that a special meeting be called for the election of one or more directors in compliance with our bylaws, but only with respect to an individual identified as a proposed nominee in the request submitted with respect to such special meeting.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain actions, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Action by Stockholders

Our charter provides that stockholder action can be taken at an annual or special meeting of stockholders, or by written consent in lieu of a meeting only if such consent is approved unanimously. These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders and the calling of a stockholder-requested special meeting of stockholders, may have the effect of delaying consideration of a stockholder proposal.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of the MGCL, our charter and our bylaws described above including, among others, the restrictions on ownership and transfer of our stock, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Likewise, if our board of directors were to opt in to the provisions of Subtitle 8 of Title 3 of the MGCL providing for a classified board of directors or if our stockholders were to vote to amend our bylaws to opt in to the business combination provisions of the MGCL or the control share acquisition provisions of the MGCL, these provisions of the MGCL could provide us with similar anti-takeover effects.

Exclusive Forum

Our bylaws contain a provision designating the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) as the sole and exclusive forum for derivative claims brought on our behalf, claims against any of our directors, officers or other employees alleging a breach of duty owed to us or our stockholders, claims against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, claims against us or any of our directors, officers or other employees governed by the internal affairs doctrine, and any other claims brought by or on behalf of any stockholder of record or any beneficial owner of our common stock (either on his, her or its own behalf or on behalf of any series or class of shares of our stock or any group of our stockholders) against us or any of our directors, officers or other employees, unless we consent to an alternative forum. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (a) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity, or in the defense of any claim, issue or matter in the proceeding, against reasonable expenses incurred by the director or officer in connection with the proceeding, claim, issue or matter. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not, however, indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, unless limited by the charter (which our charter does not), a court of appropriate jurisdiction, upon application of a director or officer, may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the standards of conduct described above or has been adjudged liable on the basis that a personal benefit was improperly received, but such indemnification shall be limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s ultimate entitlement to indemnification, to:

•	any present or former director who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while serving as our director and at our request, serves or has served as a director, officer, partner, trustee, member, manager, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to (a) any person who served a predecessor of ours in any of the capacities described above, (b) any officer, employee or agent of our company or a predecessor of our company or (c) any officer, employee or agent who, at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

We have entered into indemnification agreements with each of our executive officers and directors, whereby we agree to indemnify our executive officers and directors against all expenses and liabilities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding to the fullest extent permitted by Maryland law if they are made or threatened to be made a party to the proceeding by reason of their service to our company, subject to limited exceptions.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have obtained an insurance policy under which our directors and executive officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to (i) the qualification and taxation of Paramount Group, Inc. as a REIT, (ii) the purchase, ownership and disposition of common stock of Paramount Group, Inc. and (iii) the election to redeem OP Units of our operating partnership, Paramount Group Operating Partnership LP, by a holder of OP Units.

Because this is a summary that is intended to address only generally applicable U.S. federal income tax considerations relating to the ownership and disposition of our common stock and the redemption of OP Units of our operating partnership, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a dealer in securities or currencies, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a partnership or similar pass-through entity or an investor in such an entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock or OP Units as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person required to accelerate any item of gross income as a result of such income being recognized on an applicable financial statement, a person who acquired its common stock or OP Units in connection with the performance of services, a person who marks-to market our common stock or OP Units, a U.S. expatriate, a U.S. stockholder (as defined below) or a U.S. unitholder (as defined below) whose functional currency is not the U.S. dollar, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local, or non-U.S. tax considerations;

•	this summary assumes that stockholders hold our common stock and unitholders hold OP Units, as a “capital asset” within the meaning of Section 1221 of the Code;

•	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations, except to the limited extent described below;

•	this summary does not address U.S. federal income tax considerations applicable to non-U.S. persons, including the application of tax treaties, except to the limited extent described below;

•	this summary does not address state, local, non-U.S., alternative minimum, or estate tax considerations; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of preferred stock, stock purchase contracts, depositary shares or warrants, and in the event we issue any preferred stock, stock purchase contracts, depositary shares or warrants, the prospectus supplement will discuss certain related tax considerations in greater detail. Furthermore, the following summary does not address any U.S. federal income tax considerations to holders of our outstanding stock that could result if we issue any redeemable preferred stock at a price that exceeds its redemption price by more than a de minimis amount or that otherwise provides for dividends that are economically a return of the stockholder’s investment (rather than a return on the stockholder’s investment), which preferred stock could be considered “fast-pay stock” under Treasury Regulations promulgated under Section 7701(l) of the Code and treated under such regulations as a financing instrument among the holders of the fast-pay stock and our other stockholders. Other than the summary of certain U.S. federal income tax considerations relating to the election by a holder of OP Units of Paramount Group Operating Partnership LP to have such OP Units redeemed, this summary also does not address tax considerations relating to the acquisition or ongoing ownership of OP Units of Paramount Group Operating Partnership LP.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the purchase, ownership and disposition of our common stock on your particular tax situation, including any state, local, or non-U.S. tax consequences. If you hold OP Units, you also are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the redemption of OP Units on your particular tax situation, including any state, local, or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our,” and any similar terms, refer solely to Paramount Group, Inc. and not Paramount Group Operating Partnership LP. For purposes of this discussion, the term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “stock” means interests treated as equity in a corporation for U.S. federal income tax purposes. For purposes of this discussion, the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes, and the term “partner” includes any person treated as a member of a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, the current, temporary and proposed regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion which do not bind the IRS or the courts, and that a court could agree with the IRS.

Classification and Taxation of Paramount Group, Inc. as a REIT

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2014. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable us to qualify as a REIT beginning with our taxable year ended December 31, 2014. In connection with our filing of this registration statement, we have received an opinion of our tax counsel, Goodwin Procter LLP, to the effect that (i) we have been organized in conformity with the requirements for qualification and taxation as a REIT and (ii) our prior, current, and proposed ownership, organization, distributions and method of operations as represented by management have allowed and will allow us to satisfy the requirements for qualification and taxation as a REIT commencing with our taxable year ended December 31, 2014. This opinion was based on representations and covenants made by us as to certain factual matters relating to our formation, prior and intended ownership, organization and operations, certain assumptions relating to our organization and operations, and certain other matters affecting our ability to qualify as a REIT. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are true, correct and complete, that we have been owned and operated and will continue to be owned and operated in accordance with such representations and covenants. In addition, this opinion was based on the law existing and in effect as of its date (and to the extent applicable, the law in effect for prior periods covered by this opinion). Our qualification and taxation as a REIT has depended and will depend on our ability to meet on a continuing basis, through actual operating results, the asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to have qualified as or to remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year ended December 31, 2014 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

As a REIT, we are subject to tax at normal corporate rates on our “REIT taxable income.” The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•

deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on non-arm’s length transactions between REITs and their taxable REIT subsidiaries, or TRSs;

•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

Because a REIT is generally entitled to a deduction for dividends paid in calculating REIT taxable income, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or net capital gain that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed taxable income and/or net capital gain.

•

Under some circumstances, we may have been subject to the “alternative minimum tax” on our items of tax preference (although the corporate alternative minimum tax has been repealed for taxable years beginning after December 31, 2017).

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.

•

If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations (currently 21%).

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to qualify for taxation as a REIT because at the end of a taxable year we have earnings and profits accumulated in a non-REIT taxable year (such as earnings and profits that we inherit from a taxable C corporation that we acquired during the year through a tax-free merger or tax-free liquidation), and our failure to comply with the prohibition on non-REIT earnings and profits was not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years.

•

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by our TRSs) if arrangements among us, our tenants, and/or our TRSs are not comparable to similar arrangements among unrelated parties.

•

We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire (or have acquired) any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a 5-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax, sometimes called the “sting tax,” at the highest regular corporate tax rate, which is currently 21%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “—Sting Tax on Built-in Gains of Former C Corporation Assets.”

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid with an adjustment made to increase the stockholders’ basis in our stock.

•

We have and may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxed as a REIT under the Code effective with our taxable year ended December 31, 2014. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders, beginning with our taxable year ended December 31, 2014 unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)

which makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	which meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3), and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was our taxable year ended December 31, 2014). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

Our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. For purposes of condition (6) above, stock owned by an entity is attributed to the owners of the entity and an individual is deemed to own stock owned by certain family members. As a result, at any particular time our shares held by the lineal descendants of Professor Dr. h.c. Werner Otto, their spouses and controlled entities could be treated as held by a single individual for purposes of condition (6) above. The waiver from the ownership limitations in our charter that we have granted the lineal descendants of Professor Dr. h.c. Werner Otto, their spouses and controlled entities, allows their ownership to exceed 21% of our common stock solely as a result of a repurchase of our common stock, notwithstanding the fact that our charter generally allows any other person to acquire up to 6.5% of our stock. However, we have not waived the prohibition in our charter that prohibits ownership that would violate condition (6) above, and we do not intend to make such a repurchase if we believe it could cause us to violate condition (6) above.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to certain of its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Non-REIT Accumulated Earnings and Profits

As a REIT, at the end of a taxable year (including our first REIT taxable year ended December 31, 2014), we may not have any earnings and profits accumulated in a non-REIT year (sometimes referred to as “non-REIT earnings and profits”). Such non-REIT earnings and profits include any accumulated earnings and profits of corporations whose assets we acquire (or are deemed to have acquired) through tax-free mergers and other tax-free reorganizations and through tax-free liquidations and thus generally included the accumulated earnings and profits of the corporations that we acquired in the formation transactions in connection with our initial public offering. We believe that we have operated, and we intend to continue to operate, so that we have not had and will not have any earnings and profits accumulated in a non-REIT year at the close of any taxable year.

However, the determination of the amounts of any such non-REIT earnings and profits is a complex factual and legal determination, especially in the case of corporations, like the corporations acquired in our formation transactions, that have operated for many years. In addition, certain aspects of the computational rules are not completely clear. Thus, we cannot guarantee that the IRS will not assert that we had accumulated non-REIT earnings as of the end of 2014 or a subsequent taxable year.

If it is subsequently determined that we had any accumulated non-REIT earnings and profits as of December 31, 2014 or as of the end of any subsequent taxable year, we could fail to qualify as a REIT beginning with the applicable taxable year. Pursuant to Treasury Regulations, however, so long as our failure to comply with the prohibition on non-REIT earnings and profits was not due to fraud with intent to evade tax, we could cure such failure by paying an interest charge on 50% of the amount of accumulated non-REIT earnings and profits and by making a special distribution of accumulated non-REIT earnings and profits. We intend to utilize such cure provisions if ever required to do so. The amount of any such interest charge could be substantial.

Taxable REIT Subsidiaries

A TRS of ours is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A domestic TRS is a corporation subject to U.S. federal income tax, and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants, and/or the TRS are not comparable to similar arrangements among unrelated parties.

We may own interests in one or more TRSs that may perform certain services for our tenants, receive management fee income and/or hold interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes. Although we do not expect any non-U.S. TRSs (or other non-U.S. subsidiaries) to incur significant U.S. income taxes, any such non-U.S. entities may incur significant non-U.S. taxes.

A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be represented by securities of one or more TRSs (or 25% for our taxable years beginning before January 1, 2018).

Subsidiary REITs

If any REIT in which we hold an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below. Investments in subsidiary REITs may pose additional challenges, such as smaller income and asset bases against which to absorb nonqualifying income and assets and, in the case of subsidiary REITs acquired by purchase, reliance on the seller’s compliance with the REIT requirements for periods prior to acquisition.

Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT

A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below. Thus, our proportionate share of the assets and items of income of our operating partnership, Paramount Group Operating Partnership LP, including our operating partnership’s share of the assets, liabilities and items of income of any subsidiary partnership (or other entity treated as a partnership for U.S. federal income tax purposes) in which our operating partnership holds an interest, will be treated as our assets, liabilities and items of income for purposes of applying the REIT income and asset tests. As a result, to the extent that our operating partnership holds interests in partnerships that it does not control, our operating partnership may need to hold such interests through TRSs.

If a REIT owns a corporate subsidiary (including an entity which is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation but may be subject to state and local taxation in some states. Certain other wholly owned entities also may be treated as disregarded as separate from their owners for U.S. federal income tax purposes, generally including any domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate assets, including gain from the sale of certain personal property ancillary to such real estate assets, as discussed below (but not including certain debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests on real property), dividends paid by another REIT, and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the total leased space of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i) of the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Because the Otto family owns more than 10% of our stock, any tenant 10% or more of which is owned (actually or through certain constructive ownership rules) by the Otto family or by certain persons who are deemed to own stock owned by the Otto family generally would be a related party tenant. Moreover, as part of our waiver of the ownership limits for the Otto family, with respect to their shares we also have waived the restriction in our charter against constructive ownership that causes any of our rental income not to qualify as rents from real property. Other affiliations with a tenant also could potentially result in a tenant becoming a related party tenant. We intend to monitor our tenant base to ensure that the amount of related party tenant income attributable to the Otto family ownership, or any other affiliation, does not jeopardize our status as a REIT, but the applicable constructive ownership rules are complex and we may not be able to identify all related party tenants. If the amount of related party tenant income attributable to the Otto family ownership or any other affiliation would otherwise jeopardize our status as a REIT, we may need to rely on the provision of our charter that prohibits ownership of our stock (including by the Otto family) that would prevent us from qualifying as a REIT in order to preserve our status as a REIT, which we have not waived. We similarly may need to rely on the limitations on ownership of our stock if we discover other affiliations that give rise to related party rent that jeopardizes our status as a REIT.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We believe that we have not derived, and we do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants, and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, in any such case or in the aggregate in sufficient amounts to jeopardize our status as REIT. We also believe that we have not derived, and we do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT. Our operating partnership and its subsidiaries may receive other amounts of nonqualifying income, such as management fees, but we intend to structure our interests in those sources of nonqualifying income as needed to preserve our REIT status, such as by conducting management activities that might earn excessive amounts of management fees though a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our federal income tax return, and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Classification and Taxation of Paramount Group, Inc. as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and, for taxable years beginning on or after January 1, 2016, personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and, for tax years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs;

(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs; the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)

not more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our total assets may be represented by securities of one or more TRSs; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets comply with the asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative value as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000.

Moreover, if we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the thirty-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. If we must rely on this provision to preserve our REIT status we must pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Sting Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. In addition, any dividend that we declare in October, November or December of any calendar year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, if such dividend is actually paid during January of the following calendar year.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to regular U.S. federal corporate income tax on these retained amounts.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, limitations on interest expense or net operating loss deductibility, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (iv) pay dividends in the form of taxable stock dividends or (v) use cash reserves, in order to comply with the REIT distribution requirements.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

For REITs that are not “publicly offered,” a distribution will not be counted as satisfying the annual distribution requirements for REITs and will not provide a REIT-level tax deduction if the distribution is a “preferential dividend.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents. This preferential dividend rule applied to our initial REIT taxable year ended December 31, 2014 and may apply to certain REITs in which we invest.

Sting Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code or a tax-free liquidation), the REIT may be subject to an entity-level sting tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the sting tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.”

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We believe and intend that we have held and will hold our properties for investment with a view to long-term appreciation and that our sales have been and will be consistent with such investment objectives (or will be covered by the above-referenced safe harbor or made through a TRS) so that none of our asset sales have been or will be subject to the 100% tax. Nonetheless, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers or that the safe-harbor provisions will apply to any particular sale. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to regular U.S. federal corporate income tax. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions and Foreign Currency Gains

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test if the hedging transaction (i) is made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (ii) is entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), or, (iii) for taxable years beginning after December 31, 2015, hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements. To the extent we enter into other types of hedging transactions or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.

Investments in Loans

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% asset test, and interest and gain from such loan will be treated as interest and gain from an obligation secured by a mortgage on real property, if (i) the value of the real property securing the loan on the date that we acquire, originate or modify the loan is equal to or greater than the principal amount (and value) of the loan or (ii) for taxable years beginning after December 31, 2015, the loan is secured by both real property and personal property and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property (determined on the date we acquire, originate or modify the loan or, for purposes of characterizing gain from the sale of such loan, at the time of sale).

We may originate or acquire mortgage or mezzanine loans. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

Preferred Equity Investments

We expect to hold certain preferred equity investments in entities that directly or indirectly own real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owner for U.S. federal income tax purposes, and unless the preferred equity investment is properly treated as indebtedness for U.S. federal income tax purposes, we will generally be treated as owning an interest in the underlying real estate and other assets of the entity for tax purposes. When we hold such equity investments, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with REIT income and asset tests. We intend to hold any such preferred equity investments in a manner that does not jeopardize our compliance with the REIT rules. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

In some, or many, cases, the proper characterization of debt-like preferred equity investments as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify as a REIT” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

In addition, if the underlying property is dealer property and our preferred equity investment is treated as equity for U.S. federal income tax purposes, our share of gains from the sale of the property would be subject to a 100% tax.

Tax Aspects of Our Operating Partnership

In General. We will own all or substantially all of our assets through our operating partnership, Paramount Group Operating Partnership LP, and our operating partnership in turn will own a substantial portion of its assets through interests in various partnerships and limited liability companies.

Except in the case of subsidiaries that have elected REIT or TRS status, we expect that our operating partnership and its partnership and limited liability company subsidiaries will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general (and subject to the discussion below under “–Partnership Audit Rules”), entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities which are not required to pay U.S. federal income taxes. Rather, partners or members of such entities are allocated their share of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable operating agreement. For purposes of applying the REIT income and asset tests, we will include our pro rata share of the income generated by and the assets held by our operating partnership, including our operating partnership’s share of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes, based on our capital interests in such entities. See “—Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT.”

Our ownership interests in such subsidiaries involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If our operating partnership or one or more of its subsidiary partnerships or limited liability companies intended to be taxed as a partnership, were treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. See “—Asset Tests Applicable to REITs” and “—Income Tests Applicable to REITs.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year.

We believe that our operating partnership and other subsidiary partnerships and limited liability companies that do not elect REIT or TRS status have been and/or will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of Our Operating Partnership” is based on such classification.

Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

The right of a holder of OP Units to redeem the units for cash (or common stock at our option) could cause OP Units to be considered readily tradable on the substantial equivalent of a secondary market. If our operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income for each taxable year beginning with the first year it is treated as a publicly traded partnership has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and certain other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. However, some important differences exist that may cause certain amounts that qualify as rents from real property under the REIT rules to fail to qualify as such under the publicly traded partnership qualifying income rules. One important difference is that, while the REIT rules and the publicly traded partnership rules both generally exclude rents from related party tenants from qualifying income, the publicly traded partnership qualifying income rules use different constructive ownership rules, as compared to the REIT income test rules, to determine whether a tenant is a “related party tenant.” The applicable rules present additional risk of having related party tenants (including related party tenants unknown to us) for publicly traded partnership purposes as compared to for REIT purposes.

We intend for our operating partnership to either qualify for one or more of the safe harbors under the applicable Treasury Regulations to avoid classification as a publicly traded partnership or rely on the qualifying income exception. One of these safe harbors requires that the partnership has no more than 100 partners and certain other requirements are satisfied. We believe our operating partnership has never had 100 or more partners (as determined for purposes of this safe harbor). Unless and until we determine that we will rely on the qualifying income exemption or another safe harbor, we intend to limit subsequent transfers of operating partnership units that would cause our operating partnership to violate this 100-partner limitation. However, we cannot assure you that we will be successful in all cases in limiting such transfers or that the IRS will not challenge our determinations of our qualifying income. We also could seek to qualify for a “lack of actual trading” safe harbor that, among other requirements, requires us to limit the annual volume of certain transfers and redemptions. However, the application of that safe harbor is unclear in some respects, and thus it is possible we may not be successful in complying with such safe harbor in the event we seek to do so.

Any portion of our operating partnership (or subsidiary partnership) that is a “taxable mortgage pool” also will be treated as a corporation for U.S. federal income tax purposes and thus cause us to fail the asset tests applicable to REITs. A taxable mortgage pool would arise if one or more of the partnership’s mortgage loan assets supports two or more borrowings (or other payment obligations) with different maturity dates, and payments on such borrowings bear a relationship to payments on the underlying loan assets.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members for U.S. federal income tax purposes. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of their partners or members. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in our operating partnership and its partnership subsidiaries are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations with Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the carry-over tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “book-tax difference.” Under Section 704(c) of the Code, income, gain, loss and deduction attributable to property with a book-tax difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, so that, to the extent possible under the applicable method elected under Section 704(c) of the Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of book-tax differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.

A significant portion of our operating partnership’s assets have book-tax differences, including assets contributed by us and assets contributed by our operating partnership’s limited partners (or their predecessors). Consequently, the agreement of limited partnership of our operating partnership requires allocations to be made in a manner consistent with Section 704(c) of the Code. As a result of such tax allocations and the carry-over basis of assets contributed to our operating partnership, we may be allocated lower amounts of depreciation and other deductions for tax purposes, and possibly greater amounts of taxable income in the event of a disposition, as compared to our share of such items for economic or book purposes. Thus, these rules may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Annual Distribution Requirements Applicable to REITs.”

Withholding Obligations with Respect to Non-U.S. Partners. With respect to each non-U.S. limited partner, our operating partnership generally will be required to withhold with respect to the non-U.S. limited partner’s share of our operating partnership income (with the rate varying based on the character of the items comprising the income and the status of the limited partner for U.S. federal income tax purposes), regardless of the amounts distributed to such non-U.S. limited partner. We will be liable for any under withholdings (including interest and penalties). Given our status as a REIT and our need to distribute income currently, we generally expect our operating partnership to make distributions on units sufficient to cover a non-U.S. limited partner’s withholding obligations. However, as a result of allocations with respect to book-tax differences, certain non-U.S. limited partners may be allocated a disproportionate share of gain on sales of assets, or reduced amounts of depreciation, which could cause their withholding amounts to exceed their share of distributions for the applicable period. It is also possible that we might be obligated to withhold with respect to a non-U.S. limited partner’s share of gain on a disposition generally qualifying for nonrecognition and with respect to which our operating partnership is not making distributions. Our operating partnership will have to make the withholding payments in any event even if the withholding obligation exceeds a limited partner’s share of distributions. Unless it can recover the excess withholdings from the limited partner, our operating partnership will have to find other sources of cash to fund excess withholdings. In certain cases, we also could be required to withhold with respect to operating partnership units transferred by a non-U.S. limited partner if the transferee fails to make required withholdings.

Partnership Audit Rules. Congress revised the rules applicable to federal income tax audits of partnerships (such as Paramount Group Operating Partnership LP) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under these rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of “partnership-related items” on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected direct or indirect partners (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. In addition, Treasury Regulations provide that when a push-out election affects a partner that is a REIT, such REIT may be able to use deficiency dividend procedures with respect to adjustments resulting from such election. Many questions remain as to how the new rules will apply, and it is not clear at this time what effect the new audit rules will have on us. However, these changes could increase the federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of our operating partnership or one of its subsidiary partnerships.

Failure to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions generally will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including, for taxable years beginning prior to January 1, 2018, any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Taxation of Stockholders and Potential Tax Considerations Relating to Their Investment in Shares of Common Stock

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of shares of our common stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If a partnership holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock.

Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not be eligible for the 20% tax rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts or estates generally may deduct up to 20% of “qualified REIT dividends” received from us (generally, dividends that we do not designated as capital gain dividends and that are not qualified dividend income). If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us.

The 20% tax rate for qualified dividend income will apply to our ordinary dividends (i) attributable to dividends received by us from taxable corporations, such as our TRSs, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a dividend in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such dividend will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year.

Dividends from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum U.S. federal rate of 20%, in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, trusts or estates, to the extent of certain previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders subject to the “passive loss rules” generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder repurchases our common stock, respectively, within 30 days before or after the disposition.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. As noted above, a taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gains are “unrecaptured section 1250 gains. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (currently between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock.

Information Reporting and Backup Withholding. The amount of distributions we pay during each calendar year, and the proceeds of any sale or other disposition of our stock will be reported to our U.S. stockholders and the IRS. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at a current rate of up to 24% with respect to such distributions and proceeds paid, unless the U.S. stockholder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Taxation of Non-U.S. Stockholders.”

Taxation of U.S. Tax-Exempt Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. U.S. tax-exempt entities must separately compute their taxable income and loss for each unrelated trade or business activity for purposes of determining their UBTI. UBTI generally includes (i) any income or gain not sufficiently related to a tax-exempt organization’s exempt purpose, other than certain passive investment income such as dividends, interest, rents from real property and capital gains, and (ii) debt-financed income derived from property not sufficiently related to such exempt purpose that is subject to “acquisition indebtedness.” Subject to the exceptions described below, a U.S. tax-exempt stockholder generally would not recognize UBTI as a result of an investment in our common stock. However, if a U.S. tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us and a portion of the gain on sale of our common stock could constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of our stock by value at any time during a taxable year must treat a percentage of the dividends that it receives from us for the taxable year as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares by value only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

General. The rules governing the U.S. federal income taxation of non-U.S. stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. A “non-U.S. stockholder” means a nonresident alien individual or foreign corporation for U.S. federal income tax purposes that is not otherwise subject to special treatment under the Code. This disclosure does not address stockholders that are non-U.S. trusts or estates, and additional considerations may apply to stockholders that are non-U.S. trusts or estates and to the beneficiaries of any such non-U.S. trusts or estates. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our stock. The discussion below assumes we have qualified as a REIT and will continue to qualify as a REIT.

Distributions — In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests, or USRPIs (discussed further below), and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to non-U.S. stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends, unless an applicable income tax treaty provides otherwise (and also may be subject to a 30% branch profits tax on its effectively connected earnings and profits in the case of a stockholder that is a foreign corporation that is not entitled to the benefits of a treaty that exempts it from such tax or reduces the rate of such tax). In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Distributions in excess of our current and accumulated earnings and profits and not attributable to gain from our sales or exchanges of USRPIs will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares (determined separately for each share). Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a non-U.S. stockholder’s shares, they will be treated as gain from the sale or disposition of the non-U.S. stockholder’s shares and may be subject to tax as described in the “—Sales of Shares” portion of this Section below. However, as discussed below, we may nevertheless withhold on such distributions.

Distributions to a non-U.S. stockholder that do not arise from the disposition of a USRPI and that we properly designate as capital gain dividends generally should not be subject to U.S. federal income taxation except as described below under “—Sales of Shares,” although we may nonetheless withhold with respect to such distributions as discussed below.

Distributions Attributable to Sale or Exchange of Real Property. Except as discussed below with respect to 10% or less holders of regularly traded classes of stock, “qualified shareholders” and “qualified foreign pension funds,” for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales or exchanges of USRPIs as if the gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at regular tax rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 21% of any distribution that is a distribution attributable to USRPI gain. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and this 21% withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. In the case of a capital gain dividend attributable to USRPI gain, a recipient exempt from tax under FIRPTA by reason of not owning more than 10% of such class of stock must treat the capital gain dividend as an ordinary dividend subject to the rules discussed above.

U.S. Federal Income Tax Withholding on Distributions not Subject to FIRPTA. For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions of USRPI gain subject to FIRPTA as discussed above) made to a non-U.S. stockholder, unless the non-U.S. stockholder provides us with appropriate documentation (i) evidencing that such non-U.S. stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN or W-8BEN-E (in which case we will withhold at the lower treaty rate) or (ii) claiming that the dividend is effectively connected with the non-U.S. stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We also may be required to withhold tax at the rate of 21% on the portion of any dividend to a non-U.S. stockholder that is or could be designated by us as a capital gain dividend, even if not attributable to USRPI gain. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the non-U.S. stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The

non-U.S. stockholder would be entitled to a refund of any amounts withheld in excess of such non-U.S. stockholder’s actual U.S. federal income tax liabilities, provided the required information is timely furnished to the IRS.

Additional withholding regulations may require us to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

In light of potential difficulties in properly characterizing a distribution for purposes of the above withholding rules, we may determine to withhold at the highest rate that we determine could apply.

Sales of Shares. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock as long as at all times during the five-year period ending on the date of disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. For these purposes, in the case of any class of our stock that is regularly traded on an established securities market a person holding less than 5% of such class of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. The foreign ownership limit in our charter is intended to help us ensure that our non-U.S. ownership remains less than 50% at all times from and after May 17, 2019 (unless and until such time as our board of directors determines to discontinue the limitation), and we believe that following our initial public offering our non-U.S. ownership has in fact remained less than 50%. Thus, as of the date hereof we believe that sales of our stock would be eligible for this exception (subject to the “wash sale” rules below). However, because our common stock is and has been publicly traded, we cannot assure you that the foreign ownership has kept or will keep our non-U.S. ownership under 50% or that our non-U.S. ownership did not equal or exceed 50% at some relevant time prior to May 17, 2019. Even if our non-U.S. ownership remains under 50% for five years and we otherwise meet the requirements of this rule, pursuant to “certain wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain on which the stockholder would have been subject to tax under FIRPTA as described above and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a non-U.S. stockholder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, but potentially subject to the wash sale rule described above, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of shares of a class of our publicly traded stock if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to any applicable alternative minimum tax.

Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA (including a properly designated capital gain dividend not attributable to USRPI gain) if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case, unless an applicable income tax treaty provides otherwise, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the Non-U.S.

Stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States (net of certain losses derived from sources within the United States), unless an applicable income tax treaty provides otherwise.

Qualified Shareholders. To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI for such qualified shareholder. Thus, gain from the sale or exchange of our stock (including distributions treated as gain from the sale or exchange of our stock) will not be subject to U.S. federal income tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI (and capital gains dividends attributable to USRPI gain and non-dividend distributions to such shareholder may be treated as ordinary dividends). For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the “applicable percentage” of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our stock (applying certain constructive ownership rules).

Qualified Foreign Pension Funds. For FIRPTA purposes neither a “qualified foreign pension fund” nor any entity all of the interests of which are held by a qualified foreign pension fund is treated as a foreign person, thereby exemption such entities from tax under FIRPTA. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees as a result of, or in consideration for, services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Under proposed Treasury Regulations on which taxpayers generally may rely, but which are subject to change, a “qualified controlled entity” also is not treated as a foreign person for purposes of FIRPTA. Under such regulations, a qualified controlled entity generally includes a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more qualified controlled entities or partnerships.

As a result of this exemption from FIRPTA, but subject to the discussion below regarding income or gain effectively connected with the conduct of a U.S. trade or business, (i) distributions received by qualified foreign pension funds and their non-U.S. wholly owned subsidiaries and qualified controlled entities will be taxed as dividends of ordinary income to the extent that the distributions are made out of our current or accumulated earnings and profits and not designated by us as capital gain dividends, and to that extent will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax, (ii) distributions in excess of our current or accumulated earnings and profits and distributions that we designate as capital gain dividends received by qualified foreign pension funds and their non-U.S. wholly owned subsidiaries and qualified controlled entities will not be subject to U.S. federal income tax and (iii) gain of a qualified foreign pension fund or its non-U.S. wholly owned subsidiary or qualified controlled entity from the sale or exchange of our stock will not be subject to U.S. federal income tax. Notwithstanding the preceding sentence, the qualified foreign pension fund (or subsidiary or qualified controlled entity) generally will be subject to a U.S. federal income tax at the same graduated rates applicable to U.S. stockholders with respect to any ordinary dividends, capital gain dividends and/or gains from the sale or exchange of our stock (including distributions in excess of current or accumulated earnings and profits treated as gain from the sale or exchange of our stock) that are treated as effectively connected with the qualified foreign pension fund’s (or the subsidiary’s or qualified controlled entity’s, as applicable) conduct of a U.S. trade or business, unless an applicable income tax treaty provides otherwise, and a qualified foreign pension fund (or subsidiary or qualified controlled entity) also treated as a corporation for U.S. federal income tax purposes may be subject to the additional 30% branch profits tax on its effectively connected earnings and profits, subject to certain adjustments.

FATCA Withholding. The Foreign Account Tax Compliance Act (‘FATCA”) provisions of the Code, together with administrative guidance issued, and certain intergovernmental agreements (“IGAs”) entered into, thereunder, impose a 30% withholding tax on “withholdable payments” made to “foreign financial institutions” and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. “Withholdable payments” generally includes any payment of interest, dividends and certain other types of generally passive income if such payment is from sources within the United States. Although gross proceeds from a disposition of property that can produce U.S. source interest or dividends after December 31, 2018 would have been treated as withholdable payments, proposed Treasury Regulations that may be relied on have eliminated FATCA withholding on such payments. If the payee is a foreign financial institution that is not exempt under the administrative guidance or an IGA, or not subject to special treatment under certain IGAs, it must enter into an agreement with the United States Treasury Department requiring, among other things, that it undertakes to identify accounts (and certain debt and equity interests in such foreign financial institutions) held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into a so-called Model 1 IGA may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. The compliance requirements under FATCA are complex, and you are encouraged to consult your tax advisors regarding the particular consequences to you of FATCA, any applicable IGAs and other guidance issued thereunder with respect to an investment in our stock.

Information Reporting and Backup Withholding. The applicable withholding agent will report to our non-U.S. stockholders and the IRS the amount of dividends treated as paid during each calendar year and the amount of any tax withheld with respect to such payments. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides or is established under the provisions of an applicable income tax treaty or agreement. In addition, a non-U.S. stockholder may be subject to backup withholding with respect to dividends paid on shares of our stock, unless the non-U.S. stockholder certifies that it is not a U.S. person or otherwise establishes an exemption. If the proceeds of a disposition of stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing non-U.S. stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer, provided, however, that if the proceeds from a disposition of stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will apply only if the broker-dealer has actual knowledge that the owner is not a non-U.S. stockholder, and (B) information reporting will apply unless the non-U.S. stockholder certifies its non-U.S. status. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

State, Local and Non-U.S. Taxes

We and/or holders of our stock may be subject to state, local and non-U.S. taxation in various state or local or non-U.S. jurisdictions, including those in which we or they transact business or reside. The non-U.S., state and local tax treatment of us and of holders of our stock may not conform to the U.S. federal income tax considerations discussed above. In addition, for taxable years beginning before January 1, 2026, itemized deductions for individuals for state and local income, property and sales taxes in excess of a combined limit of $10,000 per year are disallowed. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and non-U.S. tax laws on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common stock.

Exchange of Operating Partnership Units

If a holder of OP Units of our operating partnership, Paramount Group Operating Partnership LP, exercises the holder’s unit redemption rights, we have the right under the partnership agreement of Paramount Group Operating Partnership LP to acquire the units directly in exchange for our common stock. However, we will be under no obligation to exercise this right. The following summary is a general discussion of certain U.S. federal income tax considerations to a holder of OP Units that exercises its option to have all or a portion of its OP Units redeemed. This discussion assumes that Paramount Group Operating Partnership LP is treated as a partnership for U.S. federal income tax purposes, as discussed under “Classification and Taxation of Paramount Group, Inc. as a REIT – Tax Aspects of Our Operating Partnership.”

The term “U.S. unitholder” means a holder of OP Units who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

For purposes of this discussion, a “non-U.S. unitholder” means a holder of OP Units who is treated as a nonresident alien individual or foreign corporation for U.S. federal income tax purposes and (i) is not otherwise subject to special tax treatment under the Code and (ii) is not a nonresident alien individual who is present in the United States for 183 days or more in a taxable year (and is not otherwise considered a United States resident for tax purposes under the “substantial presence test”) and does not have a “tax home” in the United States. This disclosure does not address holders of OP Units that are non-U.S. trusts or estates, and additional considerations may apply to stockholders that are non-U.S. trusts or estates and to the beneficiaries of any such non-U.S. trusts or estates.

References to a “unitholder” mean either a U.S. unitholder or a non-U.S. unitholder.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds OP Units, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

The U.S. federal income tax considerations for a unitholder that exercises its option to have units redeemed depends in some instances on determinations of fact and interpretations of highly technical and complex, especially with respect to non-U.S. unitholders, provisions of U.S. federal income tax law. No clear precedent or authority may be available on some questions. Accordingly, a unitholder should consult its tax advisor regarding the tax consequences of an exchange or redemption of OP Units in light of such unitholder’s specific tax situation.

Exchange or Redemption of OP Units by a U.S. Unitholder

If we elect to exchange shares of our common stock for OP Units tendered for redemption, the transaction will be a fully taxable sale to a U.S. unitholder, and such U.S. unitholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount realized in the transaction (i.e., any cash received plus the fair market value, at the time of disposition, of our shares received in such exchange plus the amount of our operating partnership liabilities allocable to such exchanged units at such time) and (ii) the U.S. unitholder’s tax basis in such units, which tax basis will be adjusted for the unit’s allocable share of our operating partnership’s income, gain or loss for the taxable year of disposition. We note that, under general rules, an interest in a partnership is generally considered to be a single, “unitary” item of property for U.S. federal income tax purposes, even if it is denominated in units. Therefore, if a U.S. unitholder holds units acquired on different dates, such U.S. unitholder is nonetheless deemed to have a single unitary interest in the operating partnership, and each unit could itself be treated as having a divided, or “split,” holding period based upon the acquisition dates. In addition, individual units will not have separate basis; rather, the basis of each unit will be the aggregate basis in a U.S. unitholder’s interest in a partnership divided by the number of units. Because the amount realized includes any amount attributable to the relief from our operating partnership liabilities allocated to the units disposed, a U.S. unitholder could have taxable income, or perhaps even a tax liability resulting from the gain recognized on the disposition of units that exceeds the fair market value of cash and any shares of our common stock received in exchange therefor. A U.S. unitholder’s tax basis in any shares of common stock received in exchange for OP Units will be the fair market value of those shares on the date of the exchange. Similarly, a U.S. unitholder’s holding period in such shares will begin following the exchange and will not include the period during which the U.S. unitholder held its units.

If we do not elect to acquire a U.S. unitholder’s OP Units in exchange for our common stock, our operating partnership generally will be required to redeem such OP Units for cash. If our operating partnership redeems such OP Units for cash contributed to it by us in order to effect the redemption, the redemption will likely be treated as a sale of OP Units to us in a fully taxable transaction, although the matter is not free from doubt. Under these circumstances, a redeeming U.S. unitholder’s amount realized will equal the sum of (i) the cash received and (ii) the amount of operating partnership liabilities allocated to the units redeemed. The U.S. unitholder’s taxable gain and the tax considerations of that gain would generally be the same as described in the preceding paragraph.

If our operating partnership redeems a tendered unit with cash that is not contributed by us to effect the redemption, the U.S. unitholder’s tax treatment generally will depend upon whether or not the redemption results in a disposition of all of the U.S. unitholder’s OP Units. If all of the U.S. unitholder’s OP Units are redeemed, the U.S. unitholder’s taxable gain and the tax considerations of that gain generally would be the same as described in the preceding paragraph. However, if our operating partnership redeems less than all of a U.S. unitholder’s units with cash that is not contributed by us, the U.S. unitholder generally would recognize no taxable loss and would recognize taxable gain only if and to the extent that the U.S. unitholder’s amount realized on the redemption, i.e., cash plus the amount of our operating partnership liabilities allocable to the redeemed units, exceeded the U.S. unitholder’s adjusted tax basis in all of such U.S. unitholder’s units immediately before the redemption.

Disguised Sales

Under the Code, a transfer of property by a partner to a partnership followed by a related transfer by the partnership of money or other property to the partner (which includes an assumption of, or taking subject to, liabilities by the partnership) is treated as a disguised sale if (i) the second transfer would not have occurred but for the first transfer and (ii) the second transfer is not dependent on the entrepreneurial risks of the partnership’s operations. In a disguised sale, the partner is treated as if it, he or she sold the contributed property to the partnership as of the date the property was contributed to the partnership. Transfers of money or other property between a partnership and a partner that are made within two years of each other must be reported to the IRS and are presumed to be a disguised sale unless the facts and circumstances clearly establish that the transfers do not constitute a sale or an exception to disguised sale treatment applies. Conversely, transfers of money or other property between a partnership and a partner that are more than two years apart are presumed not to be a disguised sale unless the facts and circumstances clearly establish that the transfers do constitute a sale. Persons who exchange OP Units that were issued by our operating partnership in exchange for a contribution of property should consider the potential application of the disguised sale rules upon redemption or exchange of such units, especially if the units are redeemed within two years of the contribution and thus subject to presumption of being part of a disguised sale.

There is no authority applying the disguised sale rules to the exercise of a redemption right by a partner with respect to a partnership interest received in exchange for property. It is also unclear how the disguised sale rules would apply in the case of a partner exercising a redemption right where such partner did not itself transfer property to the partnership but, rather, was a partner of an entity that transferred such property. Because the value received upon redemption of OP units fluctuates with our stock price, which in turn should reflect our operations, we generally do not expect to report redemptions of OP units issued for contributions of property to our operating partnership as being part of a disguised sale, especially if the redemption is more than two years after the associated contribution of property (and thus presumed not part of a disguised sale unless clearly established otherwise).

If a redemption of OP Units was held to trigger a disguised sale, that portion of the contributed property with respect to which the units were issued would be treated as sold to our operating partnership in a taxable transaction at the time of the contribution. Except to the extent that the resulting gain was eligible for deferral (such as under the installment method), the contributor of such property would be deemed to have recognized gain or loss with respect to the portion sold, at the time of the contribution, based on the difference between such contributor’s adjusted tax basis in such portion deemed sold and the disguised sale consideration allocable to such portion (generally calculated separately for each asset). In a case where the resulting gain was eligible for deferral, the unitholder may have a portion of the redemption proceeds recharacterized as interest or be required to pay an interest charge on any tax due. In the case of a non-U.S. unitholder, the U.S. federal income tax treatment of any such disguised sale gain would depend on the nature of the contributed property and on whether other rules, such as FIRPTA, required the non-U.S. unitholder to recognize gain or loss on the contribution independent of the disguised sale rules.

Character of Gain or Loss Recognized

In the case a U.S. unitholder’s OP Units are acquired in exchange for our common stock or cash contributed by us to our operating partnership in order to effect the redemption, except as described below, the gain or loss that a U.S. unitholder recognizes on an exchange of a tendered unit will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if the holding period for the unit exceeds 12 months; provided, that, in the case of a split holding period, as described above, the disposition of a unit could result in partially long-term and partially short-term capital gain. Subject to the additional considerations for non-U.S. unitholders, long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum federal income tax rate of 20%. To the extent that the gain that would be allocated to the exchanging unitholder on a hypothetical sale of our assets at fair market value would consist of (i) ordinary gain attributable to certain ordinary income assets or (ii) “unrecaptured section 1250 gain,” the exchanging unitholder generally will be deemed to recognize ordinary income or unrecaptured section 1250 gain, as applicable. Such ordinary income assets include, to the extent not previously included in our operating partnership’s income, any rights to payment for services rendered or to be rendered and real property used in a trade or business and held for less than a year. Such assets also include amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if our operating partnership had sold its assets at their fair market value at the time of the redemption. The maximum U.S. federal income tax rate applicable to persons who are noncorporate taxpayers on long-term capital gains from the sale or exchange of “section 1250 property”, or depreciable real property, is currently 25% (rather than 20%) to the extent that such gain, known as “unrecaptured section 1250 gains,” would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” Note that the application of these rules could cause a unitholder to realize a gain with respect to gain from the sale of ordinary income assets or depreciation recapture in an amount in excess of its overall tax gain in connection with the sale of OP Units, which could result in an offsetting capital loss corresponding to such excess.

In the case a unitholder’s OP Units that our operating partnership redeems in exchange for cash not contributed by us in order to effect the redemption, the unitholder could recognize ordinary gain to the extent the redemption reduces the unitholder’s share of such ordinary income assets, regardless of whether the redemption would otherwise trigger gain or loss.

Passive Activity Losses; Excess Business Losses

The passive activity loss rules of the Code limit the use of losses of certain U.S. unitholders derived from passive activities, which generally include investments in limited partnership interests such as the units. In addition, the “excess business losses” rules generally limit the ability of non-corporate U.S. unitholders to deduct business losses against income from other sources for taxable years beginning before January 1, 2026. U.S. unitholders are urged to consult their tax advisor concerning whether, and the extent to which, they have available suspended passive activity losses from our operating partnership or other investments that may be used to offset gain from the sale, exchange or redemption of their units tendered for redemption and whether the excess business losses rules could apply to them.

Tax Reporting

If a unitholder tenders a unit and such unit is acquired by us or our operating partnership, the unitholder may be required to report the transaction by filing a statement with its U.S. federal income tax return for the year of the disposition which provides certain required information to the IRS. To prevent the possible application of backup withholding with respect to payment of the consideration, a unitholder must provide us or our operating partnership with its correct taxpayer identification number.

Non-U.S. Unitholders

A non-U.S. unitholder will generally be considered to be engaged in a U.S. trade or business on account of its ownership of an OP Unit. In the case of a non-U.S. unitholder’s OP Units that we acquire in exchange for our common stock or that our operating partnership redeems with cash contributed by us in order to effect the redemption, any gain recognized by a non-U.S. unitholder on a sale, exchange or redemption of a unit tendered for redemption that is attributable to U.S. real property interests or a U.S. trade or business will be subject to U.S. federal income tax as income that is effectively connected to a U.S. trade or business (“effectively connected income”); provided that in the case of a qualified foreign pension fund such gain will be not be treated as effectively connected income solely by reason of being attributable to a U.S. real property interest. The rules governing the determination of the amount of gain attributable to effectively connected income on a sale, exchange or redemption of an OP Unit are complex in their application. Non-U.S. unitholders generally are taxed at regular U.S. rates on their effectively connected income (taking into account the character of the income and the status of the taxpayer as an individual, trust or corporation). A non-U.S. unitholder that is a corporation may also be subject to branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its allocable share of such income. Such branch profits tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the non-U.S. unitholder is resident for tax purposes.

We or our operating partnership generally will be required to deduct and withhold up to 15% of the amount realized (i.e., any cash received plus the fair market value, at the time of disposition, of our shares received in such exchange plus the amount of our operating partnership liabilities allocable to such exchanged units at such time) by a non-U.S. unitholder on such disposition. In addition, in certain cases where we are unable to provide appropriate certifications regarding the amount of the non-U.S. unitholder’s share of operating partnership liabilities, a transfer by a non-U.S. unitholder of an OP Unit may require withholding equal to 100% of the amount realized, determined without regard to any decrease in such non-U.S. unitholder’s share of operating partnership liabilities. Pursuant to the terms of the partnership agreement of our operating partnership, we expect a tendering non-U.S. unitholder to pay to our operating partnership the amount of any tax withholding due upon redemption of its OP Units (and our operating partnership is authorized to retain a portion of the redemption cash amount as it reasonably determines is necessary to satisfy its tax withholding obligations). Similarly, in the event that we acquire tendered OP Units in exchange for our common stock, we expect the non-U.S. unitholder to pay us the amount of any tax withholding due upon the redemption, and, if the non-U.S. unitholder has not paid or made arrangements that are satisfactory to us, we may elect to either cancel such exchange, satisfy such tax withholding obligation by retaining shares of our common stock with a fair market value, as determined by us in our sole discretion, equal to the amount of such obligation or satisfy such tax withholding obligation using amounts paid by our operating partnership, which amounts shall be treated as a loan by our operating partnership to the non-U.S. unitholder under the partnership agreement of our operating partnership. A non-U.S. unitholder will be required to file a U.S. federal income tax return to report any gain and pay any additional tax due. The amount withheld would be creditable against such non-U.S. unitholder’s U.S. federal income tax liability and, if the amount withheld exceeds such non-U.S. unitholder’s actual tax liability, the non-U.S. unitholder could claim a refund from the IRS by filing a U.S. federal income tax return.

For transfers after December 31, 2021, if withholding is required but not satisfied with respect to gain attributable to U.S. trade or business assets, the partnership generally will be required to deduct and withhold from distributions to the transferee (including us as the transferee of OP Units exchanged for our common stock) a tax in an amount equal to the amount that the transferee failed to withhold (plus interest).

The proper treatment of a redemption with cash not contributed by us to our operating partnership in order to effect the redemption is not clear. To the extent that the redeeming non-U.S. unitholder recognizes gain on a complete redemption of the unitholder’s units under the generally applicable rules discussed under “—Exchange or Redemption of OP Units,” the considerations generally should be comparable to those discussed above in this section. Similar rules also may apply in the case of gain recognized on a partial redemption with cash that is not contributed by us, although the treatment of partial redemptions is less clear. In addition, special rules may treat a partial redemption as a taxable disposition giving rise to effectively connected income to the extent that the redemption reduces the unitholder’s interest in U.S. real property interests, notwithstanding that the redemption would be treated as a tax deferred recovery of basis under those generally applicable rules.

Any non-U.S. unitholder that had complied with the filing requirements of Treasury Regulations Section 1.897-5T(d)(1)(iii) in connection with its receipt of OP Units in our formation transactions is required to have attached a statement to its U.S. federal income tax return setting forth, among other things, a declaration that it would treat any subsequent sale, exchange or other disposition of its OP Units as a disposition that is subject to U.S. taxation, notwithstanding the provisions of any U.S. income tax treaty or intervening change in circumstances. The redemption of OP Units in exchange for our common stock or cash contributed by us to our operating partnership in order to effect the redemption, or any complete redemption, would constitute such a disposition. Any other redemption also may constitute such a disposition.

If a redemption of OP Units triggered a disguised sale for a non-U.S. unitholder that received OP Units in our formation transactions, the resulting gain generally would be effectively connected income.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU WITH RESPECT TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND/OR AS A RESULT OF A SALE, EXCHANGE OR REDEMPTION OF OP UNITS TENDERED FOR REDEMPTION, INCLUDING ANY U.S. STATE AND LOCAL TAX (INCLUDING TRANSFER TAX), AND NON-U.S. TAX CONSEQUENCES.

SELLING SECURITY HOLDERS

Information about selling security holders of Paramount Group, Inc., where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in a block trade in which a broker/dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option, forward or other derivative transactions relating to the shares of common stock or other securities being registered hereunder;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

Paramount Group, Inc. common stock or preferred stock may be issued upon conversion of debt securities or preferred stock of Paramount Group, Inc. or in exchange for debt securities of Paramount Group Operating Partnership LP. Securities may also be issued upon exercise of warrants of Paramount Group, Inc. Paramount Group, Inc. and Paramount Group Operating Partnership LP reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

In addition to the foregoing, we may issue shares of our common stock to holders of OP Units of Paramount Group Operating Partnership LP, and any of their pledgees, donees, transferees or other successors in interest, in exchange for their OP Units. We may only offer our common stock in this manner if the holders of these OP Units present them for redemption under the partnership agreement of Paramount Group Operating Partnership LP, and we exercise our right to issue our common stock to them instead of paying a cash amount. We will receive no cash proceeds from any issuance of the shares of our common stock in exchange for OP Units, but we will acquire additional OP Units in exchange for any such issuances.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of Paramount Group, Inc., which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, Paramount Group, Inc., Paramount Group Operating Partnership LP or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this Prospectus by reference from Paramount Group, Inc.’s Annual Report on Form 10-K, and the effectiveness of Paramount Group, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT

March 4, 2021